SCHEDULE 1
Updated: September 1, 2016
SERIES OF THE TRUST

The following fund(s) are covered by the Agreement:
1. Alpha Risk Hedged Dividend Equity Fund
a. Institutional Class Shares
b. Advisor Class Shares
2. Arin Large Cap Theta Fund
a. Institutional Class Shares
b. Advisor Class Shares
c. Wirehouse Class Shares

3. Cavalier Adaptive Income Fund a. Institutional Class Shares b. Advisor Class Shares c. Class P Shares
4. Cavalier Dividend Income Fund a. Institutional Class Shares b. Advisor Class Shares c. Class P Shares
5. Cavalier Dynamic Growth Fund a. Institutional Class Shares b. Advisor Class Share c. Class P Shares
6. Cavalier Fundamental Growth Fund a. Institutional Class Shares b. Advisor Class Shares c. Class P Shares
7. Cavalier Global Opportunities Fund a. Institutional Class Shares b. Advisor Class Shares c. Class P Shares
8. Cavalier Hedged High Income Fund a. Institutional Class Shares b. Advisor Class Shares c. Class P Shares
9. Cavalier Multi Strategist Fund a. Institutional Class Shares b. Advisor Class Shares c. Class P Shares
10. Cavalier Tactical Rotation Fund a. Institutional Class Shares b. Advisor Class Shares c. Class P Shares
11. Goodwood SMID Long/Short Fund
12. Matisse Discounted Closed-End Fund Strategy a. Institutional Class Shares b. Class A Shares
13. QCI Balanced Fund a. Institutional Class b. Retail Share Class
14. Roumell Opportunistic Value Fund a. Class A Shares (additional class fee waived until 9/1/2017) b. Institutional Class Shares c. Class C Shares (additional class fee waived until 9/1/2017)
15. SCS Tactical Allocation Fund
16. The Sector Rotation Fund
17. Sirius S&P Strategic Large-Cap Allocation Fund

SCHEDULE 2
Updated: September 1, 2016

1. Cavalier Adaptive Income Fund a. Class P Shares
2. Cavalier Dividend Income Fund a. Class P Shares
3. Cavalier Dynamic Growth Fund a. Class P Shares
4. Cavalier Fundamental Growth Fund a. Class P Shares
5. Cavalier Global Opportunities Fund a. Class P Shares
6. Cavalier Hedged High Income Fund a. Class P Shares
7. Cavalier Multi Strategist Fund a. Class P Shares
8. Cavalier Tactical Rotation Fund a. Class P Shares